SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 and 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported):
                      January 8, 2003 (December 18, 2002)


                            ONLINE POWER SUPPLY, INC.
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              Exact Name of Registrant as Specified in its Charter)

            Nevada                      00-29669                 84-1176494
------------------------------   ----------------------   ----------------------
 (State or other jurisdiction     (Commission File No.)      (I.R.S. Employer
       of incorporation)                                    Identification No.)



     8100 South Akron, Suite 308
     Englewood, Colorado                                         80112
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    (Address of Principal Executive Offices)                   (Zip Code)


       Registrant's telephone number, including area code: (303) 741-5641


                                 Not Applicable
--------------------------------------------------------------------------------
               (Former Name, Former Address or Former Fiscal Year,
                          if Changed From Last Report)




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ITEM 5.   OTHER EVENTS

     On December 18, 2002 the company filed a lawsuit in District Court, Arapahoe County, Colorado, against Saturn Electronics & Engineering, Inc., Auburn Hills, Michigan. Saturn is the contract manufacturer for the company's power supply devices.

     The company alleges that Saturn has breached its contract with the company by overcharging the company for devices made by Saturn for the company, by not crediting the company for parts inventory purchased by the company and used in manufacturing, by charging the company for inappropriate expenses unrelated to the manufacturing process, and by failing to return inventory not used in manufacturing. The company also alleges unjust enrichment by Saturn at the company's expense, fraudulent representations by Saturn, tortious interference with contract and prospective business advantage by Saturn, and breach of fiduciary duty by Saturn.

     The complaint seeks damages believed to be in excess of $1,400,000, an accounting for materials and expenses paid to Saturn by the company, and rescission of the manufacturing contract with Saturn.





                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ONLINE POWER SUPPLY, INC.


Dated: January 7, 2003                      By:    /s/  Glenn M. Grunewald
                                                 -------------------------------
                                                 GLENN M. GRUNEWALD,
                                                 Chief Executive Officer


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